UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 2006

AMPAL-AMERICAN ISRAEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-538	13-0435685

(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street, Tel Aviv, Israel	62098

(Address of Principal Executive Offices)	(Zip Code)

1-866-447-8636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

        On September 28, 2006, Ampal-American Israel Corporation (the “Company”) entered into an agreement with Jack Bigio, the President and Chief Executive Officer of the Company, with respect to the termination of his employment with the Company. Pursuant to the terms of the agreement, Mr. Bigio’s employment with the Company will terminate on September 30, 2006, and Mr. Bigio will receive from the Company all unpaid salary and a performance bonus through the date of termination, as well as a lump sum amount equivalent to eight months of his salary and other benefits.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2006	AMPAL-AMERICAN ISRAEL CORPORATION By: /s/ Yoram Firon —————————————— Yoram Firon Vice President - Investments and Corporate Affairs